Exhibit 3.3
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                                         Venator Group, Inc.


    THIS CERTIFICATE IS TRANSFERABLE                       COMMON STOCK                                  CUSIP 922944 10 3
         IN NEW YORK, NEW YORK         INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK     SEE REVERSE FOR CERTAIN DEFINITIONS
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This certifies that





Is the owner of

           FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK OF

Venator Group, Inc. transferable in person or by attorney, and in the manner provided by law and in the by-laws of Venator Group, Inc., upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.
                Witness the seal of Venator Group, Inc. and the signatures of its duly authorized officers.

Dated:





CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER




SECRETARY



                                               Countersigned and Registered:
                                     FIRST CHICAGO TRUST COMPANY OF NEW YORK

By:                                                           Transfer Agent
                                                               and Registrar

Authorized Signature


                                                 VENATOR GROUP, INC.
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Authorized Shares

Venator Group, Inc. (the "Corporation") will furnish to any shareholder, without charge, upon request addressed to the Corporate Secretary, at the headquarters of the Corporation, a full statement of the designation, relative rights, preferences and limitations of the shares of each authorized class and of each series of preferred shares authorized to be issued, so far as the same may have been fixed, and a statement of the authority of the board of directors to designate and fix the relative rights, preferences and limitations of other series.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between the Corporation and First Chicago Trust Company of New York (the "Rights Agent") dated as of March 11, 1998 (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal office of the Corporation. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Corporation will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

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         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:
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

TEN COM -    as tenants in common                            UNIF GIFT MIN ACT-________Custodian, ________
TEN ENT -    as tenants by the entireties                                      (Cust)             (Minor)
JT TEN -     as joint tenants with right of
             survivorship and not as tenants in                      under Uniform Gifts/Transfers to Minors
             common
                                                             Act _______________________________
                                                                        (State)

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  Additional abbreviations may also be used though not in the above list
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      For value received, __________________ hereby sell, assign and transfer unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
  IDENTIFYING NUMBER OF ASSIGNEE
-----------------------------------


-----------------------------------


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          (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)
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Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint
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Attorney to transfer the said stock on the books of the within-named
Corporation with full power of substitution in the premises.

Dated, _______________

                          -----------------------------------------------------
                 NOTICE:  THE SIGNATURE TO THIS
                          ASSIGNMENT MUST
                          CORRESPOND WITH THE
                          NAME AS WRITTEN UPON
                          THE FACE OF THIS
                          CERTIFICATE IN EVERY
                          PARTICULAR, WITHOUT
                          ALTERATION OR
                          ENLARGEMENT OR ANY
                          CHANGE WHATEVER.



SIGNATURE(S) GUARANTEED:
----------------------------------------------------- THE SIGNATURE(S)
SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS,
STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM), PURSUANT TO S.E.C. RULE 17Ad-15.